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                                                                      EXHIBIT 28

Information from Reports Furnished to State Insurance Regulatory
Authorities

                                             Reserves
                                               (000)
                                             --------
Schedule P of Annual Statements:

   ACSTAR Insurance Company                  $  8,519

   United Coastal Insurance Company            32,860
                                             --------
                                               41,379

Reinsurance recoverable                         3,872

Other                                             (16)
                                             --------
   Reserves per GAAP Financial Statements    $ 45,235
                                             ========





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